UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SD

Specialized Disclosure Report

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-14891	95-3733534
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

3940 Ruffin Road, Suite C, San Diego, CA	92123
(Address of principal executive offices)	(Zip Code)

William Bauer                              (858) 623-0000

(Name and telephone number, including area code, of the person to contact in connection with this report.)

Check the appropriate box to indicate the rule pursuant to which this form is being filed, and provide the period to which the information in this form applies:

☒	Rule 13p-1 under the Securities Exchange Act (17 CFR 240.13p-1) for the reporting period from January 1 to December 31, 2024.

Section 1 – Conflict Minerals Disclosure

Item 1.01 - Conflict Minerals Disclosure and Report

Franklin Wireless Corp. reviewed its current product line and determined that certain products we contract to manufacture contain tin, tungsten, tantalum and/or gold (3TG). Having conducted a reasonable country of origin inquiry in good faith with these contracted manufacturers, Franklin Wireless has determined that our supply chain Conflict Minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources.” (terms as defined in the Rule) and we have filed this Conflict Minerals Report.

Conflict Minerals Disclosure

A copy of Franklin Wireless Corp.’s Conflict Minerals Report is filed as Exhibit 1.01 hereto and is publicly available at www.franklinwireless.com under the "Investor Relations" tab.

Item 1.01 Exhibit

Franklin Wireless Corp. has filed, as an exhibit to this Form SD, the Conflict Minerals Report required by Item 1.01.

Section 2 – Exhibits

Item 2.01 Exhibits

The following exhibit is filed as part of this report.

Exhibit 1.01 - Conflict Minerals Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

FRANKLIN WIRELESS CORP.

(Registrant)

/s/ Reid Granados	April 18, 2025
Name: Reid Granados	(Date)
Title: Acting Chief Financial Officer

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